UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 17, 2021

NeuBase Therapeutics, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35963	46-5622433
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

350 Technology Drive, Pittsburgh, PA	15219
(Address of Principal Executive Offices)	(Zip Code)

(646) 450-1790
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	NBSE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 17, 2021, NeuBase Therapeutics, Inc. (the “Company”) appointed Dr. Sandra Rojas-Caro, M.D., as the Company’s Chief Medical Officer, effective May 24, 2021. There are no reportable family relationships or related party transactions (as defined in Item 404(a) of Regulation S-K) involving the Company and Dr. Rojas-Caro. Dr. Rojas-Caro will report to Dr. Dietrich Stephan, the Company’s President and Chief Executive Officer.

Dr. Rojas-Caro, 52, has broad R&D leadership, executive management and team-building experience in private and public biotech companies and large pharma. She has been directly involved in successful global regulatory submissions, including an FDA and EMA approval and more than 10 investigational new drug (IND) applications. Most recently, she was Chief Medical Officer for Gemini Therapeutics, a company focused on redefining age-related macular degeneration (AMD) and linked disorders with precision medicine, from February 2018 to January 2020. At Gemini, she led development through several milestones, including the company’s first IND and the first cohorts of genetically selected patients dosed with the company’s leading biologic therapeutic. She has also recently been involved in a consulting practice focused on early and growth stage biotechnology companies with a focus on rare disease therapeutics and precision therapeutics. Prior to Gemini, Sandra served as Chief Medical Officer for Aeglea BioTherapeutics (Nasdaq: AGLE), a biotechnology company developing a new generation of enzyme-based therapeutics to treat inborn errors of metabolism (IEM), from May 2016 to October 2016. Prior to Aeglea, she served as Group Vice President of Clinical Research and Development at Synageva BioPharma where she was instrumental in leading the clinical development team that secured the FDA and EMA approval of Kanuma® (sebelipase alfa) for the treatment of lysosomal acid lipase deficiency, as well as advancing the clinical development of other IEM programs. Following the acquisition of Synageva by Alexion, Dr. Rojas-Caro served as Vice President and R&D Project Team Leader for the Metabolic Rare Diseases Unit, and she supported the post-merger integration. Earlier in her career, she held roles in clinical and translational research with increasing levels of responsibility at Roche, Array BioPharma and Pfizer, where she was responsible for the design and implementation of early development clinical strategy across a broad range of indications. Dr. Rojas-Caro received a Bachelor’s in Science of Medicine and an M.D. from Pontifical Catholic University of Chile.

On May 17, 2021, the Company entered into an offer letter with Dr. Rojas-Caro (the “Offer Letter”). Pursuant to the Offer Letter, Dr. Rojas-Caro’s annual salary will be $425,000, and she will be eligible for an annual performance bonus with a target of 40% of her base salary. Dr. Rojas-Caro’s employment will be on an “at will” basis. Additionally, the Company will grant Dr. Rojas-Caro an option to purchase 280,000 shares of the Company’s common stock (the “Option”) under the Company’s 2019 Stock Incentive Plan (the “2019 Plan”) on her first day of employment. Subject to Dr. Rojas-Caro’s continued employment with the Company, 1/4th of the shares underlying the Option will vest on the first anniversary of Dr. Rojas-Caro’s start date, and 1/36th of the remaining shares underlying the Option will vest at the end of each calendar month thereafter, subject to vesting acceleration as set forth in the Offer Letter. Dr. Rojas-Caro also entered into the Company’s standard indemnification agreement and standard confidentiality and invention assignment agreement with the Company.

If Dr. Rojas-Caro is terminated by the Company without cause or Dr. Rojas-Caro resigns for good reason (defined generally as a reduction in her salary amongst similarly-situated employees, relocation, or a material diminution in title, duties or responsibilities), in either case, within twelve months following a change in control (as defined in the 2019 Plan), then, subject to the execution and delivery of a general release of all claims, her then outstanding, unvested Option, if any, will vest and be exercisable as to all of the covered shares. If Dr. Rojas-Caro is terminated by the Company without cause or if Dr. Rojas-Caro terminates her employment for good reason (whether or not in connection with a change in control), the Company will be obligated to pay Dr. Rojas-Caro (1) severance pay at a rate equal to 100% of her base salary for a period of twelve months from the date of termination, (2) reimbursement of twelve months of health benefits (COBRA subsidization) in accordance with the Company’s standard expense reimbursement procedures, (3) any annual bonus earned, but not yet paid, for a prior year, and (4) subject to the good faith determination of the Company’s board of directors, a prorated portion of her annual bonus target for the year of termination.

The foregoing description of the Offer Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Offer Letter, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01.	Other Events.

On May 20, 2021, the Company issued a press release announcing the appointment of Dr. Rojas-Caro as the Company’s Chief Medical Officer. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Offer Letter of Employment, effective May 17, 2021, by and between NeuBase Therapeutics, Inc. and Sandra Rojas-Caro.
99.1	Press Release, dated May 20, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUBASE THERAPEUTICS, INC. (Registrant)

Date: May 20, 2021	By:	/s/ Sam Backenroth
Sam Backenroth
Chief Financial Officer